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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Credit Depot Corporation 1993 Stock Option Plan and in the Registration Statement (Form S-3 No. 33-310125) and related Prospectus of Credit Depot Corporation of our report dated August 29, 1997, with respect to the consolidated financial statements of Credit Depot Corporation included in the Annual Report (Form 10-KSB) for the year ended June 30, 1997.



                                        ERNST & YOUNG LLP

Atlanta, Georgia
October 14, 1997